PURCHASE AND SALE AGREEMENT

Between

REOSTAR ENERGY CORP

(Purchaser)

And

UNITED TEXAS PETROLEUM, INC

(Seller)

With respect to the

MONTAGUE, COOKE, AND WISE COUNTY PROPERTIES

Dated as of December 4, 2007

PURCHASE AND SALE AGREEMENT

                     PURCHASE AND SALE AGREEMENT, dated as of December 4, 2007 (the "Agreement"), by and among ReoStar Energy Corp., a Nevada corporation ("REOS", or "Purchaser"), and United Texas Petroleum, Inc., a Texas corporation, ("UTP", or "Seller"). REOS and UTP are referred to herein each as a "Party" and collectively as the "Parties".

W I T N E S S E T H :

                     WHEREAS, Seller is the owner of working interests in certain oil and gas wells and leases located in Montague, Cooke, and Wise Counties, Texas, as set forth on Schedule A attached hereto ("UTP Properties").

                     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the UTP Properties on the terms, subject to the conditions, and for the consideration described herein.

                     NOW, THEREFORE, in consideration of the mutual promises made herein and of the mutual benefits to be derived here from the Parties hereto agree as follows:

ARTICLE 1            SALE AND PURCHASE OF THE UTP PROPERTIES

                     SECTION 1.01. Sale and Purchase of the UTP Properties.

                     Subject to the terms and conditions contained herein and in reliance upon the representations and warranties contained herein, at the Closing provided for in Section 1.02 hereof, Seller will sell to Purchaser the UTP Properties, and Purchaser will purchase the UTP Properties, for the Consideration hereinafter defined in Article 2 and any subsequent purchase as defined in Article 3..

                     SECTION 1.02. Effective Date.

                     The Effective Date of this Agreement shall be August 1, 2007.

                     SECTION 1.03. Closing.

                     Closing of the purchase and sale of the UTP Properties ("Closing") will take place at the offices of the Purchaser, or such other place as may be mutually acceptable, simultaneously with the execution of this Agreement.

                     SECTION 1.04. Delivery of the UTP Properties and Consideration.

                     At Closing, Seller shall deliver to Purchaser, against delivery of the Consideration as provided in Article 2 hereof and subsequent deliveries of interests defined in Article 3 hereof, good and marketable title to the UTP Properties free and clear of any liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto (collectively, "Encumbrances"), by delivering to Purchaser assignments of interest for the UTP Properties. UTP shall not retain any interest in the properties conveyed under the terms and conditions of this Agreement.

ARTICLE 2            CONSIDERATION

                     As consideration for the sale of the UTP Properties (the "Consideration"), Purchaser shall pay to Seller at Closing US$914,446.19 (nine hundred fourteen thousand, four hundred forty-six dollars) via wire transfer to an account designated by Seller in accordance with wire transfer instructions to provided by Seller. The outstanding liabilities associated with these interests, also shown in Schedule A hereto, will be forgiven by the operator of said interests, Rife Energy Operating, an affiliate of the Purchaser.

ARTICLE 3            UNTRANSFERED INTERESTS AND OUTSTANDING LIABILITIES

                     SECTION 3.01 Interest in Default Under JOA.

                     Upon the completion of the terms and conditions of this Agreement, the Seller will still retain working interests in certain oil and gas wells and leases located in Montague, Cooke, and Wise Counties, Texas, as set forth on Schedule B attached hereto ("UTP Properties - Retained"). With respect to these working interests and leases, should any of the interests identified in schedule B become in default the Seller will make reasonable and ongoing efforts to transfer these interests to the Purchaser under JOA Default Provisions. At no time will any subsequent transfer or purchase of working interests, as detailed in Schedule B hereto, possess a net revenue interest less than seventy-five percent (75%).

                     SECTION 3.02 Interest to be Transferred Outside of Agreement.

                     It is also understood that a certain percentage of Working Interest investors under UTP will transfer from UTP to Rife Energy Operating, Inc. with existing NRI. Furthermore, any current or future liabilities either in the form of Joint Interest Billings or AFE cash calls will need to have been satisfied prior to the transfer of said interests. The current liabilities associated with these interests are also detailed in Schedule B hereto. All existing ORRI will continue to be the property of UTP.

ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF SELLER TO PURCHASER

                     Seller hereby represents and warrant to Purchaser as of the Initial Closing Date as follows:

                     SECTION 4.01 Organization, Qualification and Corporate Power of UTP.

                     UTP is a company duly incorporated, validly existing and in good standing under the laws of

Texas and is duly licensed or qualified to transact business as a corporation, and is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure be so licensed or qualified would have a material adverse effect on the business, operations, assets, financial condition, value or prospects of UTP (a "Material Adverse Effect"). UTP has the corporate power and authority to own, lease, or sell its properties and to carry on its business as currently conducted.

                     SECTION 4.02 Authorization of Agreement; No Conflicts.

                     The execution and delivery by Seller of this Agreement and the performance by Seller of their obligations hereunder have been duly authorized by all requisite action on the part of Seller and will not violate any provision of law, any order of any court or other agency of government, the organizational document or by-laws of Seller, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Seller.

                     SECTION 4.03 Validity.

                     This Agreement and each other agreement entered into in connection herewith to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                     SECTION 4.04 Consents and Approvals.

                     No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality or any other person or entity is or will be necessary on the part of Seller for the valid execution, delivery and performance by Seller of this Agreement and each other agreement entered into in connection herewith to which Seller are a party.

                     SECTION 4.05 Litigation & Indemnification.

                     There is no action, suit, investigation or proceeding pending, or to the knowledge of Seller, threatened against or affecting UTP with regard to the UTP Properties before any court or by or before any governmental body or arbitration board or tribunal. The Seller agrees to hold the Purchaser harmless against any and all actions, litigation, claims or any other type of potential encumbrance that have occurred or may have occurred from the gross negligence of the seller prior to the effective date of the Agreement. The Seller further agrees to indemnify the Purchaser for any action, litigation, claim brought against the Purchaser arising from Seller's gross negligence occurring prior to the effective date of this Agreement

                     SECTIONS 4.06 No Brokers.

                     Seller has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller or Purchaser for any brokerage or finder's commission, fee or similar compensation.

                     SECTION 4.07 Accuracy of Information.

                     None of the representations and warranties of Seller contained herein or in any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.

ARTICLE 5            REPRESENTATIONS AND WARRANTIES OF PURCHASER

                     Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

                     SECTION 5.01 Organizations, Qualification and Corporate Power.

                     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and is duly licensed or qualified to transact business as a limited liability company and, is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations, assets, results of operation, financial condition, value or prospects of Purchaser. Purchaser has the power and authority to own or lease its properties and to carry on its business as currently conducted and to execute, deliver and perform this Agreement.

                     SECTION 5.02 Authorization of Agreement; No Conflicts.

                     The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Purchaser and will not violate any provision of law, any order of any court or other agency of government, the organizational document or by-laws of Purchaser, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties of assets of Purchaser.

                     SECTION 5.03 Validity.

                     This Agreement and each other agreement entered into in connection herewith to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                     SECTION 5.04 Consents and Approvals.

                     No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality or any other person or entity is or will be necessary on the part of Purchaser for the valid execution, delivery and performance by Purchaser of this Agreement and each other agreement entered into in connection herewith to which Purchaser is a party.

                     SECTION 5.05 Investment Representations.

                     Purchaser is acquiring the UTP Properties being purchased by it hereunder for the purpose of investment. Purchaser has, with respect to its investment: (i) had an opportunity to ask all questions of, and receive satisfactory answers from, Seller and the officers of UTP, (ii) received and reviewed all information, including without limitation relevant documents, contracts and other instruments, in the each case deemed necessary or desirable by Purchaser, and (iii) as a result of the foregoing, has satisfactorily performed its due diligence with respect to the UTP Properties and such investment; provided the foregoing does not in any way relieve UTP of its representations and warranties set forth in this Agreement and shall not limit Purchaser's ability to rely thereon.

                     SECTION 5.06 Litigation.

                     There is no action, suit, investigation or proceeding pending, or to the knowledge of Purchaser, threatened against or affecting Purchaser before any court or by or before any governmental body or arbitration board or tribunal which questions the validity of this Agreement or which questions the validity of or seeks to rescind or prevent the taking of action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

                     SECTIONS 5.07 No Brokers.

                     Purchaser has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller for any brokerage or finder's commission, fee or similar compensation.

ARTICLE 6            COVENANTS OF SELLER

                     At Purchaser's request and without further consideration, Seller will execute and deliver to Purchaser such other documents and take such other action as Purchaser may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Purchaser good and marketable title to the UTP Properties.

ARTICLE 7            COVENANTS OF PURCHASER

                     At Seller' request, and without further consideration, Purchaser will execute and deliver to Seller and take such other action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby.

ARTICLE 8            FEES AND EXPENSES

                     Except as otherwise provided herein, each of the Parties to this Agreement shall assume, bear, and pay its own expenses in connection with the preparation, execution, delivery and performance hereof..

ARTICLE 9            SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                     The representations and warranties set forth in Articles 3, 4 and 5 shall survive the Closing hereunder and shall expire on the third anniversary of the Closing Date.

ARTICLE 10          MISCELLANEOUS

                     SECTION 10.01 Assignment; Successors.

                     This Agreement may be assigned by REOS to an affiliated company or designee in its sole discretion and without the consent of UTP.

                     SECTION 10.02 Amendments, Modification and Waivers.

                     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by written consent signed by Purchaser and by Seller.

                     SECTION 10.03 Notices.

                     Any notice, payment, demand or communication required or permitted to be given by an provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile to the party designated to receive such notice, or on the date following the date sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

To Purchaser:	ReoStar Energy Corp. 3880 Hulen St. Fort Worth, TX 76107 Tel: 817-989-7367 Fax: 817-989-7368 Attn: Joe Bill Bennett

To Seller:	United Texas Petroleum, Inc 13649 Montfort Dr. Suite 200 Dallas, TX 75240 Tel: 972-732-6510 Fax: 972-732-6151 Attn: Gary Stapleton

                     SECTION 10.04 Interpretations and Severance.

                     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the prohibited or invalid provision is a material provision the omission of which would result in the frustration of the parties' economic objectives.

                     SECTION 10.05 Headings and Captions.

                     The headings and captions herein are for convenience only and cannot be used to construe the text of the sectioned paragraphs in which they appear. References herein to this Agreement include references to the exhibits and the schedules referred to herein.

                     SECTION 10.06 No Third-Party Reliance.

                     No third party is entitled to rely on any of the representations, warranties and agreements of Purchaser and the Seller contained in this Agreement. Seller and Purchaser assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and Purchaser contained in this Agreement.

                     SECTION 10.07 Supersedes Prior Agreements.

                     This Agreement supersedes any and all prior agreements or understandings, written or oral, of Seller or Purchaser relating to the acquisition of the UTP Properties by Purchaser and incorporates the entire understanding of the parties with respect to the subject matter hereof.

                     SECTION 10.08 Governing Law.

                     This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to its conflicts of law rules.

                     SECTION 10.09 Counterparts.

                     Two or more duplicate originals of the written instruments containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                     SECTION 10.10 Continuation of Joint Operating Agreement.

                     The Joint Operating Agreement between Rife Energy Operating and UTP will remain in effect for all properties referenced in Article 1 and Article 3 of this Purchase and Sale Agreement.

                     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

SELLER: United Texas Petroleum, Inc. A Texas corporation By: /s/ W. Gary Stapleton Name: W. Gary Stapleton Title: President

PURCHASER: ReoStar Energy Corp. A Corporation By: /s/ Joe Bill Bennett Name: Joe Bill Bennett Title: Chief Operating Officer